Exhibit No. 32.1
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Form 10-QSB
MGCC Investment Strategies, Inc.


                    Certification Pursuant to 18 U.S.C. 1350,
                       as adopted Pursuant to Section 906
                       of the Sarbanes-Oxley Act of 2002 -
               Chief Executive Officer and Chief Financial Officer


In connection with the Quarterly Report of MGCC Investment Strategies, Inc. (the "Company") on Form 10-QSB for the three months ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy P. Halter, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: May 15, 2006                                By: /s/ Timothy P. Halter
                                                     ---------------------------
                                                              Timothy P. Halter,
                                                     Chief Executive Officer and
                                                         Chief Financial Officer